Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
American Fire Retardant Corp.
Santee, California

We hereby consent to the inclusion by reference of our audit report dated April 5, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, of American Fire Retardant Corp. for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement on Form S-8.

HJ Associates & Consultants, LLP
Salt Lake City, Utah

October 4, 2004